Exhibit 99.1

VeriFone, Inc. 2099 Gateway Place, Suite 600 San Jose, CA, 95110 www.verifone.com

Investor Contact:
William Nettles - Director Corporate
Development & IR
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone, Inc.
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

VeriFone Reports
Fourth Quarter and Fiscal Year End 2005 Results

Fourth-Quarter Revenues Increased 20%

EBITDA Margins (as adjusted) Exceeded 20% for the Quarter

GAAP Net Income more than quadrupled over the fourth quarter of 2004

San Jose, CA – December 1, 2005 –  VeriFone Holdings, Inc. (NYSE: PAY), a leading global provider of technology that enables electronic payment transactions, today announced financial results for the three months and fiscal year ended October 31, 2005.

Net revenues, for the three months ended October 31, 2005, were $130.5 million, an increase of 20% over net revenues of $108.6 million for the comparable period of 2004.  The increase was driven by a 34% increase in net revenues from VeriFone’s International business and a 13% increase in net revenues in VeriFone’s North America business.

Gross margins, under generally accepted accounting principles (GAAP), for the three months ended October 31, 2005 were 42.7%, compared with 36.5% for the fourth quarter of 2004.  Gross margins, excluding non-cash amortization of purchased intangibles and stock-based compensation expense, expanded for the fourth consecutive quarter and reached a record level of 44.0% compared with 38.3% for the fourth quarter of 2004.

Net income, for the three months ended October 31, 2005, was $12.1 million, or $0.18 per diluted share, compared to $2.8 million, or $0.05 per diluted share, for the comparable period of 2004.  Net Income, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, for the three months ended October 31, 2005 was $14.9 million, or $0.22 per diluted share, compared to $6.0 million, or $0.11 per diluted share, for the comparable period of 2004.

EBITDA, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, expanded for the fifth consecutive quarter and reached a record level of $26.5 million, a 70% increase compared with the $15.5 million earned in the three months ended October 31, 2004.  As a percent of net revenues, EBITDA for the three months ended October 31, 2005 reached a record level of 20.3%, compared to the 14.3% recorded in the three months ended October 31, 2004.

Net revenues, for the fiscal year ended October 31, 2005, were $485.4 million, an increase of 24% over net revenues of $390.1 million for the comparable period of 2004.

Net income, attributable to common stockholders, for the fiscal year ended October 31, 2005 was $33.2 million, compared to $0.65 million for the fiscal year ended 2004.  Net Income as adjusted for the fiscal year end October 31, 2005 was $49.7 million, compared to $24.6 million, for the fiscal year ended 2004.

EBITDA, as adjusted, for the fiscal year ended October 31, 2005, was $86.4 million, an increase of 51% over EBITDA, as adjusted of $57.2 million for the comparable period of 2004.  As a percent of net revenues, EBITDA for the fiscal year ended October 31, 2005 was 17.8%, compared to 14.7% for the comparable period of 2004.

“VeriFone had another outstanding quarter and an excellent 2005.  We successfully executed our strategic objectives and achieved record revenue, operating margins and earnings growth,” said Douglas G. Bergeron, Chairman and Chief Executive Officer.

“The world-wide market acceptance of our industry leading product offering remains very strong.  We look forward to continuing to grow as we take advantage of the key drivers in our industry - including accelerating demand for wireless payment solutions, the proliferation of IP, increasingly

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complex security standards and the proliferation of first use payment systems in many new and emerging markets worldwide,” continued Bergeron.

Fourth Quarter Highlights

•                  VeriFone completed its follow-on offering on September 23, 2005, raising gross proceeds of approximately $272 million; VeriFone’s portion of the proceeds were approximately $49 million net of expenses and underwriting discounts.

•                  VeriFone recently announced the formation of VeriFone Transportation Systems (“VTS”), a joint venture between VeriFone and TaxiTronic.  TaxiTronic has an estimated two-thirds market share of metering systems in New York City taxi cabs.  VTS is addressing the emerging market for government mandated credit card acceptance in taxi cabs.  The MX870, the industry’s only full motion video payment solution, will form part of the VTS offering.

•                  VeriFone continued to experience rapid growth in its IP business on a worldwide basis and to further support this effort recently announced the availability of McAfee® VirusScan® Mobile for Verix®, the first virus protection for payment solutions at the point of sale (POS) in the U.S.

•                  VeriFone announced on November 29, as part of the Mexican Terminalization initiative, a second major order from a major Mexican bank for a combination of IP, Wi-Fi and GPRS systems.

•                  In November, VeriFone introduced the VeriFone Vx 670 wireless system, ideal for the table-service restaurant industry and other mobile payment applications.  The Vx 670 is the smallest and lightest fully-functional handheld payment platform in the mobile payments industry and represents a new generation in form factor, ergonomics and overall usability.

•                  VeriFone received the CB5.2 certification from Groupement des Cartes Bancaires in France for our Vx 510 countertop payment

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solution.  The CB5.2 standard, managed by GIE Cartes Bancaires, complies with the latest French smart card payment specifications.    This certification paves the way for VeriFone to begin selling counter-top solutions in the key French market for the first time in several years.

Financial Measures

Reconciliations for both of the non-GAAP measures presented in this press release are provided at the end of this press release.  Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in our industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.

Conference Call

The management of VeriFone will host a conference call, which will be simultaneously webcast, on December 1, 2005 at 1:30 p.m. (PST) to discuss VeriFone’s fourth quarter results.  Management may provide forward looking guidance on this conference call.  To access the live conference call, the dial-in numbers are as follows:

Domestic callers: 866-202-4367

International callers: 617-213-8845

Passcode: 88036285

To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register.  The recorded audio webcast will be available on VeriFone’s website until December 15, 2005.

A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until December 15, 2005.  The access code for the replay is 81036070.

-ends-

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About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY), a global leader in secure electronic payment technologies, provides expertise, solutions and services for today with a migration strategy for tomorrow. VeriFone delivers solutions that add value to the point of sale, resulting in improved merchant retention and the generation of new sources of revenue for its partners and customers. VeriFone solutions are specifically designed to meet the needs of vertical markets including financial, retail, petroleum, government and healthcare.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, and our ability to protect against fraud. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our Form S-1 registration statement, our quarterly report on Form 10-Q, and, when filed, our annual report on Form 10-K for the year ended October 31, 2005.  VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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VERIFONE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended			Years Ended
	October 31,			October 31,
	2005	2004	Change(1)	2005	2004	Change(1)
	(unaudited)

Net revenues:
System Solutions	$114,950	$96,158	20%	$429,741	$344,639	25%
Services	15,540	12,461	25%	55,626	45,449	22%
Total net revenues	130,490	108,619	20%	485,367	390,088	24%
Cost of net revenues:
System Solutions(2)	64,967	59,458	9%	252,476	205,381	23%
Amortization of purchased core and developed technology assets	1,680	2,018	-17%	6,935	9,745	-29%
Total cost of System Solutions net revenues	66,647	61,476	8%	259,411	215,126	21%
Services	8,177	7,548	8%	29,131	26,511	10%
Total cost of net revenues	74,824	69,024	8%	288,542	241,637	19%

Gross profit	55,666	39,595	41%	196,825	148,451	33%

Operating expenses:(2)
Research and development	11,479	9,448	21%	41,830	33,703	24%
Sales and marketing	13,921	11,756	18%	52,231	44,002	19%
General and administrative	8,002	6,477	24%	29,609	25,503	16%
Amortization of purchased intangible assets	1,159	2,550	-55%	4,967	10,200	-51%
Total operating expenses	34,561	30,231	14%	128,637	113,408	13%

Operating income	21,105	9,364	125%	68,188	35,043	95%

Interest expense	(3,028)	(4,074)	-26%	(14,786)	(12,597)	17%
Other expense, net	(360)	(54)	567%	(6,673)	(11,869)	-44%
Income before income taxes	17,717	5,236	238%	46,729	10,577	342%
Provision for income taxes	5,657	2,461	130%	13,490	4,971	171%

Net income	12,060	2,775	335%	33,239	5,606	493%
Accrued dividends and accretion on preferred stock	—	—	nm	—	4,959	nm
Net Income attributable to common stockholders	$12,060	$2,775	335%	$33,239	$647	nm

Net income per common share:
Basic	$0.19	$0.05		$0.57	$0.01
Diluted	$0.18	$0.05		$0.54	$0.01

Weighted-average shares used in computing net income per common share:
Basic	64,137	53,378		58,318	50,725
Diluted	67,112	56,596		61,460	56,588

Gross profit as reported	$55,666	$39,595		$196,825	$148,451
Amortization of purchased core and developed technology assets	1,680	2,018		6,935	9,745
Stock-based compensation	114	—		187	—
Gross profit without amortization of purchased core and developed technology assets and stock-based compensation(3)	$57,460	$41,613		$203,947	$158,196

As a percentage of net revenues:
Gross profit as reported	42.7%	36.5%		40.6%	38.1%
Gross profit without amortization of purchased core and developed technology assets and stock-based compensation	44.0%	38.3%		42.0%	40.6%

		Three Months Ended		Years Ended
		October 31,		October 31,
		2005	2004	2005	2004

(2)	Stock-based compensation included above:
	Cost of net revenues - System Solutions	$114	$—	$187	$—
	Research and development	173	—	358	—
	Sales and marketing	308	—	663	—
	General and administrative	177	334	479	400

		$772	$334	$1,687	$400

(1) ”nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses gross profit without amortization of purchased core and developed technology assets and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	October 31,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,065	$12,705
Marketable securities	16,769	—
Accounts receivable, net of allowances for doubtful accounts of $1,571 and $2,868	87,424	77,839
Inventories	35,520	32,113
Other current assets	20,835	13,756
Total current assets	225,613	136,413

Equipment and improvements, net	5,873	5,754
Purchased intangible assets, net	18,912	22,234
Goodwill	47,260	53,224
Other assets	31,713	27,994

Total assets	$329,371	$245,619

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$47,161	$43,702
Income taxes payable	8,746	13,749
Deferred revenue	17,542	14,152
Other current liabilities	37,729	37,100
Current portion of long-term debt	1,994	2,308
Total current liabilities	113,172	111,011

Deferred revenue	6,835	5,872
Long-term debt, less current portion	180,812	259,879
Other long-term liabilities	2,014	4,244

Total stockholders’ equity (deficit)	26,538	(135,387)

Total liabilities and stockholders’ equity (deficit)	$329,371	$245,619

VERIFONE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Three Months Ended		Years Ended
	October 31,		October 31,
	2005	2004	2005	2004
	(unaudited)
Cash flows from operating activities
Net income	$12,060	$2,775	$33,239	$5,606
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	2,839	4,568	11,902	19,945
Depreciation and amortization of equipment and improvements	1,399	778	3,691	2,451
Amortization of capitalized software	393	365	1,173	698
Amortization of interest rate caps	29	—	109	—
Accretion of marketable securities discount	(17)	—	(17)	—
Accretion of debt discount	—	—	—	295
Amortization of debt issuance costs	259	398	1,150	945
Stock-based compensation	772	334	1,687	400
Non-cash portion of loss on debt extinguishment	—	—	2,898	8,385
Changes in operating assets and liabilities:
Accounts receivable, net	(13,119)	3,509	(8,817)	(7,721)
Inventories	(2,504)	(1,453)	(3,407)	8,544
Deferred tax assets	(8,968)	(9,821)	(13,116)	(9,821)
Prepaid expenses and other current assets	(1,389)	(1,465)	(269)	(1,493)
Other assets	(1,119)	54	(1,118)	1,543
Accounts payable	11,699	570	3,227	2,459
Income taxes payable	11,468	10,246	6,107	647
Accrued compensation	1,650	379	838	665
Accrued warranty	(144)	221	1,448	(766)
Deferred revenue	1,009	58	3,464	5,500
Deferred tax liabilities	(3,017)	1,724	(2,047)	1,724
Accrued expenses and other liabilities	2,107	(1,760)	(1,101)	(6,789)

Net cash provided by operating activities	15,407	11,480	41,041	33,217

Cash flows from investing activities
Software development costs capitalized	(172)	(207)	(863)	(2,555)
Purchase of equipment and improvements	(955)	(923)	(3,121)	(2,430)
Purchases of investments	(23,952)	—	(23,952)	—
Sales and maturities of investments	7,200	—	7,200	—
Acquisition of business, net of cash and cash equivalents	51	—	(13,405)	—
Purchase of other assets	(245)	(288)	(863)	(288)

Net cash used in investing activities	(18,073)	(1,418)	(35,004)	(5,273)

Cash flows from financing activities
Proceeds from revolving promissory notes payable and revolver	—	19,000	19,680	192,431
Repayments of revolving promissory notes payable and revolver	—	(22,500)	(19,680)	(209,643)
Repayment of term promissory note	—	—	—	(60,000)
Proceeds from long-term debt	—	—	—	250,102
Repayment of long-term debt	(465)	(475)	(78,972)	(10,475)
Repayments of capital leases	(53)	(138)	(409)	(396)
Repurchase of preferred stock	—	—	—	(86,169)
Payment of common stock dividend	—	—	—	(97,432)
Proceeds from issuance of common stock	51,950	—	136,950	—
Payment of IPO and follow-on financing costs	(4,102)	—	(11,444)	—
Proceeds from exercises of stock options and other	165	28	312	46
Repurchase of common stock	—	(13)	—	(15)

Net cash provided by (used in) financing activities	47,495	(4,098)	46,437	(21,551)
	145	301	(114)	435
Net increase in cash and cash equivalents	44,974	6,265	52,360	6,828
Cash and cash equivalents, beginning of period	20,091	6,440	12,705	5,877

Cash and cash equivalents, end of period	$65,065	$12,705	$65,065	$12,705

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC.

GEOGRAPHIC INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended			Years Ended
	October 31,			October 31,
	2005	2004	Change	2005	2004	Change

North America	$79,566	$70,698	13%	$289,720	$254,010	14%
Latin America	18,935	12,194	55%	71,265	44,557	60%
Europe	23,110	15,931	45%	88,995	61,474	45%
Asia	9,084	9,908	-8%	36,087	30,566	18%
Corporate	(205)	(112)	83%	(700)	(519)	35%

	$130,490	$108,619	20%	$485,367	$390,088	24%

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended			Years Ended
	October 31,			October 31,
	2005	2004	Change(1)	2005	2004	Change(1)
U.S. GAAP net income	$12,060	$2,775	335%	$33,239	$5,606	493%
Provision for income taxes	5,657	2,461	130%	13,490	4,971	171%
Interest expense	3,028	4,074	-26%	14,786	12,597	17%
Depreciation and amortization of equipment and improvements	1,399	778	80%	3,691	2,451	51%
Amortization of capitalized software	393	365	8%	1,173	698	68%
Amortization of purchased intangible assets	2,839	4,568	-38%	11,902	19,945	-40%
Amortization of step-up in deferred revenue on acquisition	205	113	81%	700	519	35%
Stock-based compensation(2)	772	334	131%	1,687	400	322%
Management fees to majority shareholder	—	63	nm	125	250	-50%
Loss on debt extinguishment and debt repricing fee	100	—	nm	5,630	9,810	-43%

EBITDA as Adjusted (3)	$26,453	$15,531	70%	$86,423	$57,247	51%

U.S. GAAP net income	$12,060	$2,775	335%	$33,239	$5,606	493%
Amortization of purchased intangible assets	2,839	4,568	-38%	11,902	19,945	-40%
Amortization of step-up in deferred revenue on acquisition	205	113	81%	700	519	35%
Stock-based compensation(2)	772	334	131%	1,687	400	322%
Amortization of debt issuance costs	259	398	-35%	1,150	945	22%
Interest adjustment on debt repaid on IPO	—	—	nm	3,157	—	nm
Loss on debt extinguishment and debt repricing fee	100	—	nm	5,630	9,810	-43%

Total adjustments	4,175	5,413	-23%	24,226	31,619	-23%

Tax effect of adjustments	1,336	2,165	-38%	7,752	12,648	-39%
Tax effect rate(4)	32%	40%	nm	32%	40%	nm
Net adjustments	2,839	3,248	-13%	16,474	18,971	-13%

Net Income as Adjusted (3)	$14,899	$6,023	147%	$49,713	$24,577	102%

Net Income as Adjusted per diluted share	$0.22	$0.11		$0.81	$0.43

Weighted-average shares used in computing diluted net income as adjusted per common share	67,112	56,596		61,460	56,588

(1) ”nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

(4) Tax effect rate excludes discrete items.